Exhibit 10.1

SIXTEENTH AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT

SIXTEENTH AMENDMENT AND LIMITED WAIVER, dated as of April 30, 2007, to the Credit Agreement referred to below (this “Amendment”) among BUTLER INTERNATIONAL, INC., a Maryland corporation (“Holdings”), BUTLER SERVICE GROUP, INC., a New Jersey corporation, as Borrower (the “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders (“Agent”) and the other Lenders signatory hereto from time to time.

W I T N E S S E T H:

WHEREAS, Borrower, the other Credit Parties signatory thereto, Agent, and Lenders signatory thereto are parties to that certain Second Amended and Restated Credit Agreement, dated as of September 28, 2001 (including all annexes, exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Agent and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Annex A of the Credit Agreement.

2.            Limited Waiver. (a) Agent and Lenders hereby waive, as of the Amendment Effective Date (as defined herein), all Defaults and Events of Default arising solely from Borrower’s failure to comply with its covenants to deliver to Agent and Lenders: (i) prior to March 21, 2007, the Restated Financial Statements, the 2005 Year End Financial Information and the 2006 Fiscal Quarter Financial Information required to be delivered pursuant to Section 4.1(a) and clause (q) of Annex E of the Credit Agreement; and (ii) within 90 days after the end of the Fiscal Year ended December 31, 2006, the annual Financial Statements, certifications, statements, reports, letters and all other documentation required to be delivered pursuant to Section 4.1(a) and clause (d) of Annex E of the Credit Agreement in respect of the Fiscal Year ended December 31, 2006.

(b)        Agent and Lenders hereby waive, as of the Amendment Effective Date, all Defaults and Events of Default arising solely from Borrower’s failure to comply with its covenant to deliver to Agent and Lenders within 30 days after the end of the Fiscal Month ended March 31, 2007, the monthly financial information and all other documentation required to be delivered pursuant to Section 4.1(a) and clause (a) of Annex E of the Credit Agreement in respect of the Fiscal Month ended March 31, 2007 (the “March 2007 Financial Information”); provided, that Borrower shall be required to deliver to Agent the March 2007 Financial Information on or prior to May 10, 2007. Failure to deliver the March 2007 Financial Information by May 10, 2007 shall constitute an immediate Event of Default.

3.            Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each of Holdings and Borrower makes the following representations and warranties to Agent and Lenders:

(i)         The execution, delivery and performance of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”) by Borrower and the other Credit Parties: (a) is within such Person’s organizational power; (b) has been duly authorized by all necessary or proper corporate and shareholder action; (c) does not contravene any provision of such Person’s charter or bylaws or equivalent organizational documents; (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) does not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent pursuant to the Loan Documents; and (g) does not require the consent or approval of any Governmental Authority or any other Person.

(ii)         This Amendment has been duly executed and delivered by or on behalf of each of Holdings, Borrower and the other Credit Parties.

(iii)       Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each of the other Credit Parties party thereto, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(iv)        No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

(v)         No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Governmental Authority, or before any arbitrator or panel of arbitrators, (a) which challenges Borrower’s or, to the extent applicable, any other Credit Party’s right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (b) which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of Holdings or Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

(vi)        The representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Amendment Effective Date and the date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

4.            No Other Amendments/Waivers. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

5.            Outstanding Indebtedness; Waiver of Claims. Each of Borrower and the other Credit Parties hereby acknowledges and agrees that as of April 30, 2007, the aggregate outstanding principal amount of (i) the Revolving Loan is $36,593,728 and (ii) the Term Loan B is $14,000,000, and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrower and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the date hereof; provided, that neither Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to the Agent’s or any Lender’s gross negligence or willful misconduct.

6.            Expenses. Borrower and the other Credit Parties hereby reconfirm their respective obligations pursuant to Sections 1.9 and 11.3 of the Credit Agreement to pay and reimburse Agent, for itself and Lenders, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

7.            Effectiveness. This Amendment shall be deemed effective as of the date hereof (the “Amendment Effective Date”) only upon satisfaction in full in the judgment of Agent of each of the following conditions:

                                              (i)         Amendment. Agent shall have received five (5) original copies of this Amendment duly executed and delivered by Agent, the Requisite Lenders, Borrower and the other Credit Parties.

(ii)         Payment of Fees and Expenses. Borrower shall have paid to Agent (i) a non-refundable cash amendment fee in the aggregate principal amount of $25,000 for the pro rata account of the Lenders and (ii) all documented costs, fees and expenses owing to Agent in connection with this Amendment and the other Loan Documents (including, without limitation, reasonable legal fees and expenses).

(iii)        Representations and Warranties. The representations and warranties of or on behalf of the Borrower and the Credit Parties in this Amendment shall be true and correct on and as of the Amendment Effective Date and the date hereof, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

8.            GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.            Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUTLER SERVICE GROUP, INC., as Borrower

By:       Mark Koscinski

Name:  Mark Koscinski

Title:    VP Controller

GENERAL ELECTRIC CAPITAL

CORPORATION, as Agent and Lender

By:       James H. Kaufman

Name:  James H. Kaufman

Title:	Duly Authorized Signatory Senior Vice President

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrower.

BUTLER NEW JERSEY REALTY CORP.

By:       Mark Koscinski

Name:  Mark Koscinski

Title:    VP Controller

BUTLER INTERNATIONAL, INC.

By:       Mark Koscinski

Name:  Mark Koscinski

Title:    VP Controller

BUTLER SERVICES INTERNATIONAL, INC.

By:       Mark Koscinski

Name:  Mark Koscinski

Title:    VP Controller

BUTLER TELECOM, INC.

By:       Mark Koscinski

Name:  Mark Koscinski

Title:    VP Controller

BUTLER SERVICES, INC.

By:       Mark Koscinski

Name:  Mark Koscinski

Title:    VP Controller

BUTLER UTILITY SERVICE, INC.

By:       Mark Koscinski

Name:  Mark Koscinski

Title:    VP Controller